Exhibit 99.1

PHARMACYTE BIOTECH, INC.
23046 Avenida de la Carlota, Suite 600

Laguna Hills, California 92653

(917) 595-2850
May 5, 2021

Dear Fellow Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of PharmaCyte Biotech, Inc. (“PharmaCyte,” the “Company,” “we” or “us”) to be held at 11:00 a.m., Pacific Daylight Time, on Wednesday, June 16, 2021.

We are very pleased that this year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. In light of the Coronavirus (COVID-19) pandemic, for the safety of our stockholders and in accordance with federal, state and local guidance that has been issued regarding group gatherings, we have decided that the Annual Meeting will be held in a virtual format only, via the Internet, with no physical in-person meeting. You will be able to attend the 2021 Annual Meeting of Stockholders online and submit your questions during the meeting by visiting https://virtualshareholdermeeting.com/PMCB2021. You will also be able to vote your shares electronically at the annual meeting.

We are pleased to use the latest technology to increase access, to improve communication and to obtain cost savings for our stockholders and the Company. Use of a virtual meeting will enable increased stockholder attendance and participation as stockholders can participate from any location.

At the meeting, you will be asked to: (i) elect seven directors as nominated by the Board of Directors, each to serve a one-year term; (ii) approve a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock; (iii) approve our 2021 Equity Incentive Plan (the “2021 Plan”); (iv) ratify our appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022; and (v) consider and act upon any other business as may properly come before the Annual Meeting or any adjournments thereof. In addition, we will be pleased to report on our affairs and a discussion period will be provided for questions and comments of general interest to stockholders. Detailed information with respect to these matters is set forth in the accompanying Proxy Statement, which we encourage you to carefully read in its entirety.

We look forward to greeting personally those stockholders who are able to attend the meeting online. However, whether or not you plan to join us at the meeting, it is important that your shares be represented. Stockholders of record at the close of business on April 19, 2021 are entitled to notice of and to vote at the meeting. We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. On or about May 5, 2021, we will mail to our stockholders a Notice of Availability of Proxy Materials (“Notice”) containing instructions on how to access our Proxy Statement and our 2020 Annual Report, as amended, and vote electronically via the Internet. The Notice also contains instructions on how to receive a printed copy of your proxy materials.

You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. Please review the instructions for each of your voting options described in the Proxy Statement, as well as in the Notice you will receive in the mail.

Thank you for your ongoing support of PharmaCyte.

Very truly yours,

/s/ Kenneth L. Waggoner

Kenneth L. Waggoner

Chairman of the Board, Chief Executive Officer

President and General Counsel

PHARMACYTE BIOTECH, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of PharmaCyte Biotech, Inc. (“PharmaCyte” or the “Company”), will be held virtually at https://www.virtualshareholdermeeting.com/PMCB2021 on Wednesday, June 16, 2021 at 11:00 a.m., Pacific Daylight Time, for the following purposes:

•	to elect seven directors as nominated by the Board of Directors of PharmaCyte, each to serve a one-year term;

•	to approve a Certificate of Amendment to PharmaCyte’s Articles of Incorporation to increase the number of our authorized shares of common stock;

•	to approve our 2021 Equity Incentive Plan (the “2021 Plan”);

•	to ratify our appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022 and

•	to consider and act upon any other business as may properly come before the Annual Meeting or any adjournments thereof.

These matters are more fully described in the accompanying Proxy Statement.

Only stockholders of record at the close of business on April 19, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In light of the Coronavirus (COVID-19) pandemic, for the safety of our stockholders and in accordance with federal, state and local guidance that has been issued, we have decided that the Annual Meeting will be held in a virtual format only, via the Internet, with no physical in-person meeting. Stockholders will have the ability to attend, vote and submit questions before and during the virtual meeting from any location via the Internet at https://www.virtualshareholdermeeting.com/PMCB2021.

A complete list of these stockholders will be available in electronic form at the Annual Meeting and will be accessible for ten days prior to the Annual Meeting. All stockholders are cordially invited to virtually attend the Annual Meeting. On or about May 5, 2021, the Company will mail to stockholders a Notice of Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our 2020 Annual Report on Form 10-K, how to vote electronically via the Internet or vote by telephone, and how to request printed proxy materials.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible by Internet, telephone or mail. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you will receive in the mail, the section entitled “About the Annual Meeting” beginning on page 1 of the Proxy Statement or, if you request to receive printed proxy materials, your enclosed proxy card. Please note that shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares.

By Order of the Board of Directors,

/s/ Kenneth L. Waggoner

Chairman of the Board, Chief Executive Officer,

President and General Counsel

Laguna Hills, California
May 5, 2021

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders
To Be Held on June 16, 2021

The Proxy Statement, along with our 2020 Annual Report, as amended, is available free of charge at the following website: https://www.virtualshareholdermeeting.com/PMCB2021.

TABLE OF CONTENTS

PROXY STATEMENT	6
ABOUT THE ANNUAL MEETING	6
PROPOSAL NO. 1 ELECTION OF DIRECTORS	13
INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE	17
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS	18
EXECUTIVE COMPENSATION	20
PROPOSAL NO. 2 APPROVAL OF A CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	27
PROPOSAL NO. 3 APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN	31
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37
SECURITY OWNERSHIP	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40
HOUSEHOLDING OF PROXY MATERIALS	41
OTHER BUSINESS	42
WHERE YOU CAN FIND MORE INFORMATION	43

PHARMACYTE BIOTECH, INC.
23046 Avenida de la Carlota, Suite 600
LAGUNA HILLS, CALIFORNIA 92653

PROXY STATEMENT

Our Board of Directors has made this Proxy Statement and related materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at the 2021 Annual Meeting of Stockholders of PharmaCyte Biotech, Inc. to be held online on Wednesday, June 16, 2021, beginning at 11:00 a.m., Pacific Daylight Time, and at any postponements or adjournments of the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

ABOUT THE ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date (for more information on the record date, see “- Who is entitled to vote at the Annual Meeting?”). The mailing of the Notice to our stockholders is scheduled to begin on or about May 5, 2021. All stockholders will have the ability to access the proxy materials and our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, as amended (the “Annual Report”) on a website referred to in the Notice or to request to receive a printed set of the proxy materials and the Annual Report. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. Stockholders may also request to receive proxy materials and our Annual Report in printed form by mail or electronically by email on an ongoing basis. The form of the Proxy is attached to this Proxy Statement as Exhibit C.

How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how you can:

•         View our proxy materials for the Annual Meeting and our Annual Report on the Internet; and

•         Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. Stockholders may also request to receive proxy materials and our Annual Report in printed form by mail or electronically by email on an ongoing basis. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting accompanying this Proxy Statement, consisting of the following: (i) elect seven directors as nominated by the Board of Directors, each to serve a one-year term; (ii) approve a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock; (iii) approve our 2021 Equity Incentive Plan (the “2021 Plan”); (iv) ratify our appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022; and (v) consider and act upon any other business as may properly come before the Annual Meeting or any adjournments thereof. In addition, management will report on our performance during the fiscal year ended April 30, 2021 and more recent developments and respond to questions from stockholders. Our Board of Directors is not currently aware of any other matters which will come before the meeting.

How do proxies work and how are votes counted?

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for all of our director nominees or withhold your vote as to some or all of our director nominees. You may also vote for or against, or abstain from voting on the approval of a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, approve our 2021 Plan or the ratification of our appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022. If a stockholder of record does not indicate instructions with respect to one or more matters on his, her or its proxy that such stockholder has provided to the Company, the shares represented by that proxy will be voted as recommended by the Board of Directors (for more information, see “- What are the Board of Directors’ recommendations as to the proposals to be voted on?”). If a beneficial owner of shares held in street name does not provide instructions to the bank, broker, or other nominee holding those shares, please see the information below under the caption “- What if I am a beneficial owner and do not give voting instructions to my broker or other nominee?”

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 19, 2021, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting, or any postponements and adjournments of the meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponements or adjournments of the meeting.

On April 19, 2021, the record date for the meeting, there were 2,385,125,674 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote on each of the matters presented at the Annual Meeting or postponements and adjournments of the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the Annual Meeting to conduct its business. As of the record date, 2,385,125,674 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of holders representing at least 1,192,562,838 shares will be required to establish a quorum.

If a stockholder abstains from voting as to any matter or matters, the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum. If a bank, broker, or other nominee returns a “broker non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the bank, broker, or other nominee to vote on a particular matter, then the shares covered by such broker non-vote proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum, but otherwise shall have no effect except as to any proposal with respect to which the bank, broker, or other nominee has discretionary authority to vote the proxy. For more information on discretionary and non-discretionary matters, see “- What if I am a beneficial owner and do not give voting instructions to my broker or other nominee?”

What vote is required to approve each matter and how are votes counted?

Proposal No. 1: Election of Seven Directors as Nominated by the Board of Directors, Each to Serve a One-Year Term

The seven nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote on the election of directors will be elected as our directors. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as votes in favor of the relevant nominee or nominees and will result in the relevant nominee or nominees receiving fewer total votes. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal No. 2: Approval of a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of common stock of PharmaCyte

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on this proposal is required for the approval of this proposal. An abstention from voting or broker non-vote by a stockholder has the same legal effect as a vote “against” the matter.

Proposal No. 3: Approval of the 2021 Plan

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon is required for the approval of this proposal. An abstention from voting or broker non-vote by a stockholder present in person or represented by proxy at the meeting will not affect the outcome of the matter.

Proposal No. 4: Ratification of Appointment of Armanino LLP as PharmaCyte’s Independent Registered Public Accounting Firm for the Fiscal Year Ending April 30, 2022

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon is required for the approval of this proposal. An abstention from voting or broker non-vote by a stockholder present in person or represented by proxy at the meeting will not affect the outcome of the matter.

How can you attend the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online https://www.virtualshareholdermeeting.com/PMCB2021. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.virtualshareholdermeeting.com/PMCB2021.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at https://www.virtualshareholdermeeting.com/PMCB2021on the day of the Annual Meeting.

•	Webcast will start on June 16, 2021, at 11:00 a.m. Pacific Daylight Time.

•	You will need your 16-digit control number to enter the Annual Meeting.

•	Stockholders may submit questions while attending the Annual Meeting via the Internet.

•	Webcast replay of the Annual Meeting will be available until June 16, 2022.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in the Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Why hold a virtual meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders. In addition, we are excited to use the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe the virtual meeting format enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

How do I ask questions at the virtual Annual Meeting?

During the virtual Annual Meeting, you may only submit questions in the question box provided at https://www.virtualshareholdermeeting.com/PMCB2021. We will respond to as many inquiries at the virtual Annual Meeting as time allows.

What if during the check-in time or during the virtual Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

How do I attend the Annual Meeting?

The meeting will be held online on June 16, 2021 beginning at 11:00 a.m., Pacific Daylight Time. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC due to the inclusion of our website address above or elsewhere in this Proxy Statement. Information on how to vote in person at the Annual Meeting is discussed below under the caption “- How can I vote my shares?”

How can I vote my shares?

Record Owners and Beneficial Owners Who Have Been Provided With a 16 Digit Control Number

If you are a record holder, meaning your shares are registered in your name and not in the name of a broker, trustee, or other nominee, or a beneficial owner who has been provided by your broker with a 16 digit control number, you may vote:

1.        Over the Internet – If you have Internet access, you may authorize the voting of your shares by accessing www.proxyvote.com and following the instructions set forth in the Proxy Materials. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions. You can also vote during the meeting by visiting https://www.virtualshareholdermeeting.com/PMCB2021 and having available the control number included on your proxy card or on the instructions that accompanied your Proxy Materials.

2.        By Telephone – If you are a registered stockholder, you may call toll-free 1-800-690-6903 to vote by telephone. If you are a beneficial owner who has been provided with a control number on the voting instruction form that accompanied your Proxy Materials, you may call toll-free 1-800-690-6903 to vote by telephone. Your shares will be voted according to your instructions.

3.        By Mail If You Are a Record Owner – Complete and sign the attached WHITE proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your WHITE proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors (“Board”). Unsigned proxy cards will not be voted.

Beneficial Owners

As the beneficial owner, you have the right to direct your broker, trustee, or other nominee on how to vote your shares. In most cases, when your broker provides you with proxy materials, they will also provide you with a 16 digit control number, which will allow you to vote as described above or at the Annual Meeting. If your broker has not provided you with a 16 digit control number, please contact your broker for instructions on how to vote your shares.

Stockholders who submit a proxy by Internet or telephone need not return a proxy card or any form forwarded by your broker, bank, trust or nominee. Stockholders who submit a proxy through the Internet or telephone should be aware that they may incur costs to access the Internet or telephone, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder.

What am I voting on at the Annual Meeting?

The following proposals are scheduled for a vote at the Annual Meeting:

•	Proposal No. 1: to elect seven directors as nominated by the Board of Directors, each to serve a one-year term;

•	Proposal No. 2: to approve a Certificate of Amendment to PharmaCyte’s Articles of Incorporation to increase the number of authorized shares of common stock of PharmaCyte;

•	Proposal No. 3: for the approval of the 2021 Plan; and

•	Proposal No. 4: to ratify the appointment of Armanino LLP as PharmaCyte’s independent registered public accounting firm for the fiscal year ending April 30, 2022.

Each of these proposals is described in further detail below.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not currently aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. Kenneth L. Waggoner and Mr. Carlos A. Trujillo, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxies will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

How does the Board of Directors’ recommend that I vote?

As to the proposals to be voted on at the Annual Meeting, the Board of Directors unanimously recommends that you vote:

•	FOR Proposal No. 1, for the election of seven directors as nominated by the Board of Directors, each to serve a one-year term;

•	FOR Proposal No. 2, for the approval of a Certificate of Amendment to PharmaCyte’s Articles of Incorporation, to increase the number of authorized shares of common stock of PharmaCyte;

•	FOR Proposal No. 3, for the approval of the 2021 Plan; and

•	FOR Proposal No. 4, for the ratification of the appointment of Armanino LLP as PharmaCyte’s independent registered public accounting firm for the fiscal year ending April 30, 2022.

What if I am a stockholder of record and do not indicate voting instructions on my proxy?

If you are a stockholder of record and provide specific instructions on your proxy with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated on your proxy for one or more of the proposals to be voted on, the shares will be voted as recommended by the Board of Directors: (i) in favor of each of our director nominees, (ii) for the approval of a Certificate of Amendment to PharmaCyte’s Articles of Incorporation to increase the number of authorized shares of common stock of PharmaCyte, (iii) for the approval of the 2021 Plan, (iv) for the ratification of the appointment of Armanino LLP as PharmaCyte’s independent registered public accounting firm for the fiscal year ending April 30, 2022 and (v) for such other business that may properly come before the Annual meeting or any adjournments thereof. If any other matters are properly presented for consideration at the meeting, the individuals named as proxy holders, Mr. Kenneth L. Waggoner and Mr. Carlos A. Trujillo, will vote the shares that they represent on those matters as recommended by the Board of Directors. If the Board of Directors does not make a recommendation, then they will vote in accordance with their best judgment.

What if I am a beneficial owner and do not give voting instructions to my broker or other nominee?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker, or other nominee by the deadline provided in the materials you receive from your bank, broker, or other nominee or vote by mail, telephone or Internet according to instructions provided by your bank, broker, or other nominee. If you do not provide voting instructions to your bank, broker, or other nominee, whether your shares can be voted by such person or entity depends on the type of item being considered for vote.

•	Non-Discretionary Items. (i) the election of seven directors as nominated by the Board of Directors, each to serve a one-year term, and (ii) the approval of the 2021 Plan, are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner.

•	Discretionary Items. (i) the approval of a Certificate of Amendment to our Articles of Incorporation, to increase the number of our authorized shares of common stock, and (ii) the ratification of our appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022 are each a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on these proposals in their discretion.

We encourage you to provide instructions to your broker regarding the voting of your shares.

Can I change my vote or revoke my proxy?

Yes. (1) If you are a stockholder of record, you may revoke your proxy by: (i) following the instructions on the Notice and entering a new vote by telephone or over the Internet up until 11:59 P.M. Pacific Daylight Time on June 15, 2021, (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy) or (iii) entering a new vote by mail. Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the holding of the vote at the Annual Meeting at 11:00 AM, Pacific Daylight Time, on June 16, 2021. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or sent to the Company’s principal executive offices at 23046 Avenida de la Carlota, Suite 600, Laguna Hills, California 92653, Attention: Corporate Secretary. (2) If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote.

The last proxy or vote that we receive from you will be the vote that is counted.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have engaged Kingsdale Shareholder Services US LLC (“Kingsdale Advisors”) to assist in soliciting proxies on our behalf. Kingsdale Advisors may solicit proxies personally, electronically or by telephone. We have agreed to pay Kingsdale Advisors a fee of $9,500 plus $6.00 per telephone call or QuickVote for its services. QuickVote is a service that allows Kingsdale Advisers to record the votes of certain of our stockholders. We have also agreed to reimburse Kingsdale Advisors for its reasonable out-of-pocket expenses and to indemnify Kingsdale Advisors and its employees against certain liabilities arising from or in connection with the engagement.

What is “householding” and where can I get additional copies of proxy materials?

For information about householding and how to request additional copies of proxy materials, please see the section captioned “Householding of Proxy Materials.”

Whom may I contact if I have other questions about the Annual Meeting or voting?

You may contact the Company at 23046 Avenida de la Carlota, Suite 600, Laguna Hills, California 92653, Attention: Kenneth L. Waggoner, or by telephone at 917-595-2850 or you may contact Kingsdale Advisors by telephone at 1-866-851-3212.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. Voting results will be disclosed on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our website.

We encourage you to vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board currently has seven members. Based on the recommendation of the Board’s Nominating Committee, the Board has nominated each of the following seven directors to serve until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified: Kenneth L. Waggoner, Gerald W. Crabtree, PhD, Thomas Liquard, Thomas C. K. Yuen, Michael M. Abecassis, MD, Raymond C.F. Tong, MD and Carlos A. Trujillo. Each of the nominees currently serves as a director.

Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee if one is selected by the Board. Alternatively, the Board, at its option, may reduce the number of directors that are nominated for election.

Our by-laws require directors to be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). Accordingly, the seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election will be the duly elected directors.

Below is biographical information for each of the director nominees.

Director Nominees

Kenneth L. Waggoner. Mr. Waggoner, age 73, has been a member of the Board since September 2014. He has served as our Chief Executive Officer and President since November 2013. Shortly thereafter, Mr. Waggoner assumed the additional position of General Counsel. In April 2014, Mr. Waggoner became a full-time employee as the Chief Executive Officer, President and General Counsel. Mr. Waggoner has been a member of the Board since September 2014. Mr. Waggoner has over forty-five years of experience in management, business, operations and the practice of law. It was his education, training, experience and leadership skills that led us to elect him to the Board and appoint him Chairman.

Mr. Waggoner began his professional career as an attorney in private practice. From 1986 to 2003, he was a senior partner with Brobeck, Phleger and Harrison (“Brobeck”), where he was the Managing Partner of Brobeck’s Los Angeles office. While at Brobeck, Mr. Waggoner served as a member of the Executive Committee and on the Policy Committee. Mr. Waggoner was the co-Chairman of Brobeck’s worldwide Environmental Law Group.

Mr. Waggoner’s career included leadership and legal positions with Fortune 100 companies most of his professional career. From 2003 to 2005, Mr. Waggoner served as the Vice President and General Counsel of Chevron’s global downstream operations where he was responsible for the overall management of legal services to the North American, Latin American, European and Asian Products Companies. While at Chevron, Mr. Waggoner led the successful restructuring of Chevron’s global Legal Department following Chevron’s acquisition of Texaco.

From 2005 until September 2013, Mr. Waggoner was the principal of the Law Offices of Kenneth L. Waggoner & Associates. During that time, he held leadership and legal positions with several start-up companies and provided legal counsel and business advice to his clients.

Mr. Waggoner received his Juris Doctorate with honors from Loyola University School of Law in Los Angeles in 1973.

Gerald W. Crabtree, PhD. Dr. Crabtree, age 80, is our Chief Scientific Officer and has been a member of the Board since February 2013. He has served in his position of Chief Scientific Officer since October 14, 2020. Prior to that, Dr. Crabtree was our Chief Operating Officer. Given the major importance to developing treatments for cancer and diabetes coupled with Dr. Crabtree’s education, training and experience, Dr. Crabtree was appointed to the Board.

Dr. Crabtree’s background in the biomedical sciences has been substantial, having been involved with various biopharmaceutical companies where he has alternatively supervised and coordinated the development of multiple drug candidates, prepared clinical protocols, investigator brochures, monographs, and research and review articles.

Dr. Crabtree has over 50 years of experience in the biomedical sciences sector with the majority of that being in the cancer area. Dr. Crabtree served as the Director of Project Planning and Management (Oncology and Immunology) at Bristol-Myers Squibb (“BMS”) from 1990 to 1997. While at BMS, Dr. Crabtree established and directed the department that coordinated the development of all oncologic and immunologic drugs from initial discovery through regulatory approval. He also served as Project Manager for the development of the major anticancer agent, Taxol. Taxol ultimately became a multi-billion-dollar drug for BMS and is still widely used to treat a variety of cancers. From 1985 to 1990, Dr. Crabtree was the Director of Pharmacology at Viratek, a subsidiary of ICN Pharmaceuticals, in Costa Mesa, California, where he worked on the development of anticancer drugs first developed at the Nucleic Acid Research Institute, a joint venture between Eastman Kodak and ICN Pharmaceuticals. He also helped coordinate the development of ribavirin, Viratek's landmark antiviral drug. From 1970 through 1985, Dr. Crabtree was a member of the faculty of Brown University where he was involved in both basic and clinical cancer research.

Dr. Crabtree received his PhD in Biochemistry from the University of Alberta, Edmonton, Alberta, Canada, and has published over 80 articles in peer-reviewed journals. He was a National Cancer Institute of Canada Research Fellow, is currently a member of the American Society of Clinical Oncology and was a member of the American Association for Cancer Research from the early 1990s until recently and has served on research grant review committees for the National Institutes of Health and the American Cancer Society.

Carlos A. Trujillo, CPA. Mr. Trujillo, 63, has been our Chief Financial Officer and a member of the Board since March 2017. He began working for us as an independent contractor in September 2014. In January 2015, Mr. Trujillo became a full-time employee as our Vice President of Finance. Mr. Trujillo has over three decades of experience in management, business, operations and financial accounting. It was his education, experience and leadership skills that led us to elect him to the Board.

Mr. Trujillo is a Certified Public Accountant with an active license from the State of California. He has more than three decades of experience in finance, accounting and management. Mr. Trujillo started his career in public accounting and was the manager of an audit department a large regional public accounting firm. Mr. Trujillo then established a consulting and accounting practice which he operated for ten years and provided services as the Chief Financial Accountant to numerous organizations in several different industries. His experience has extended to companies in the biotechnology, telecommunications, manufacturing, construction and real estate development sectors.

For the last thirteen years, Mr. Trujillo has been the Chief Financial Officer for both privately held and publicly traded and multinational companies. From June 2008 through September 2014, Mr. Trujillo was the Chief Financial Officer of VelaTel Global Communications, Inc. As a result, he brings extensive experience to us in preparing and filing periodic reports with the Commission, in mergers and acquisitions and in the filing of comprehensive financial statements.

Mr. Trujillo received his Bachelor of Accounting degree from California State University, Fullerton in 1982.

Thomas Liquard. Mr. Liquard, age 48, has been a member of the Board since April 2015. Mr. Liquard has more than a decade of experience in the pharmaceutical industry, having held various commercialization, product development and leadership roles with large pharmaceutical and biotechnology companies. It was his education, experience in the biotechnology and pharmaceutical industry and leadership skills that led us to elect him to the Board. We believe that his seven year tenure with Pfizer, one of the world’s leading pharmaceutical companies, where he played leading roles in the development of that company’s portfolio development, is a needed asset to us.

Since 2017, Mr. Liquard has served as Senior Vice President of Corporate Development at Neurelis, Inc and Executive Director at Bastion Biologics. From August 2015 to August 2017, Mr. Liquard was the Chief Executive Officer of Immuron, a Melbourne, Australia-based pharmaceutical company. Prior to Immuron, Mr. Liquard served as the Chief Executive Officer and Chief Operating Officer of Alchemia, a major Australian pharmaceutical company. Mr. Liquard worked for Alchemia from October 2013 to November 2014. Mr. Liquard spent the previous seven years with Pfizer, Inc. based in New York, where he held various senior commercial positions. His last was as Senior Director, Portfolio Development Leader and Emerging Markets for the Established Products portfolio. In that role, Mr. Liquard drove business development (M&A, licensing, partnerships) and internal product development initiatives.

Mr. Liquard received his Master of Business Administration in Finance and Strategy from the Columbia Business School and a Bachelor of Science degree from the University of Southern California.

Thomas C. K. Yuen. Mr. Yuen, age 69, was appointed to the Board in May 2017. Mr. Yuen has more than three decades of experience in entrepreneurship and business leadership, including in the biotech industry. It was his career in business, leadership skills and business acumen and experience that led us to elect him to the Board.

Mr. Yuen’s career is exemplified by his global entrepreneurial experience. He co-founded Irvine-based AST Research, Inc. (“AST”) in 1981. AST was an early pioneer of the computer industry, and the company has been referred to as “the flagship of innovation in the PC era.” Mr. Yuen served as AST's Co-Chairman and Chief Operating Officer from August 1987 to June 1992. Under his leadership, AST became a Fortune 500 company in 1991, and its stock was named the “Best Performing NASDAQ Stock” of that year.

Mr. Yuen left AST in 1992 and focused his efforts on investing in new projects. Mr. Yuen served in various engineering and project management positions with Hughes Aircraft Company, Sperry Univac and Computer Automation. Later in his career, Mr. Yuen became Chairman and CEO of SRS Labs, a world leader in audio and voice technology. Currently, Mr. Yuen is Chairman and Chief Executive Officer of PrimeGen Biotech, LLC, a private cell therapy company he founded in 2002.

Mr. Yuen has held numerous director positions. He served as a Director of AST from 1981 to June 1992. He served as a Director of Valence Technology, Inc., an energy storage company, from March 1998 to March 2000 and a Director of DTS, Inc., an audio technology company, from April 2012 to July 2013. Mr. Yuen has served as a Director of SRS Labs since January 1994. He is also an Honorary Professor of China Nationality University in Beijing.

In 1988 and 1991, the Computer Reseller News Magazine named Mr. Yuen one of the top 25 executives of the computer industry. In 1997, he received the Director of the Year Award from the Orange County Foundation of Corporate Directors. Mr. Yuen is the recipient of several awards from the University of California, Irvine (“UCI”), including the UCI Medal in 1990, the Outstanding Engineering Alumni Award in 1987 and the Distinguished Alumnus Award in 1986. Also, Mr. Yuen has received the prestigious UCI Extraordinarious Award for his exemplary career in business and his philanthropic and volunteer activities.

Mr. Yuen received his Bachelor of Science degree in Electrical Engineering from the University of California, Irvine.

Michael M. Abecassis, MD. Dr. Abecassis, age 63, was appointed to the Board in July 2017. Since November 2019, Dr. Abecassis has been Dean of the University of Arizona College of Medicine – Tucson. Prior to that and since 1992, Dr. Abecassis was a transplantation surgeon at the Northwestern University Feinberg School of Medicine Dr. Abecassis was appointed to the Board because of his demonstrated leadership qualities in academia, in the clinic and throughout his career in medicine. These attributes and his extensive experience in the medical field translates directly to the work being undertaken by us in the cancer arena.

At Northwestern, Dr. Abecassis was the Director of the Comprehensive Transplant Center of the Feinberg School of Medicine. He was also the Chief of Transplant Surgery in the Department of Surgery at Feinberg and a James Roscoe Miller Distinguished Professor of Medicine at Feinberg.

Dr. Abecassis received his Medical Degree from the University of Toronto in 1983 and was awarded a Master of Business Administration degree from the Kellogg School of Management at Northwestern University in 2000. After his postgraduate tenure in Toronto, Dr. Abecassis began his clinical career as Assistant Professor of Surgery and Director of Liver Transplantation and Hepatobiliary Surgery at the University of Iowa. In 1993, Dr. Abecassis became Northwestern University’s Director of Liver Transplantation, where he initiated Northwestern’s liver transplant program. In 2004, Dr. Abecassis was named Chief of the Division of Transplantation at the Feinberg School of Medicine. He became Founding Director of the Comprehensive Transplant Center at Northwestern in 2009 and was appointed Dean for Clinical Affairs at the Feinberg School of Medicine in 2008, serving until 2011.

Dr. Abecassis has received continuous funding from the National Institutes of Health (“NIH”) for the past 23 years. He is the principal investigator in research that includes both laboratory and clinical studies. He is also the principal investigator of the clinical core of the NIH Genomics of Transplantation Cooperative Research Program. Dr. Abecassis has trained numerous clinical and research fellows.

Dr. Abecassis is a member of the Society of University Surgeons and the American Surgical Association and was President of the American Society of Transplant Surgeons 2010-2011. He has served and continues to serve on the Editorial Boards of major scientific journals (Hepatology, Surgery, Transplantation and Liver Transplantation) and is a reviewer for all major journals related to surgery and transplantation. He has served as a member of NIH grant study sections and special emphasis panels relating to both transplantation and virology. He is a permanent member of the National Institute of Allergy and Infectious Diseases study section for career development and training grants.

Dr. Abecassis has been a course director for the American Society of Transplant Surgeons Leadership Development Program since 2010 and was course director for the Advanced Leader Development Program in 2013 at Northwestern’s Kellogg School of Management. He was a voting member of the Medicare Coverage Advisory Committee and served on the United HealthCare Group Physician Advisory Board on Healthcare Performance and Quality. Dr. Abecassis has been a member of various local, regional and national regulatory committees and has published seminal papers on both the regulatory and financial aspects of transplantation, including the Healthcare Reform and the Affordable Care Act.

Raymond C.F Tong, MD. Dr. Tong, age 62, serves as Chief Executive Officer of Harmony Medical Inc., an Asian investment group active in the introduction and distribution of medical and healthcare products and services in China and throughout Asia. He is also Chairman of the Business Development Committee of Shanghai Kedu Healthcare Group, the largest medical equipment third-party service provider in China, representing products from GE, Philips, Siemens, Kodak and other multi-nationals as well as local companies. He was appointed to the Board in October 2017. It was his career in the medical field, as well as his significant connections to the investment community throughout Asia, leadership skills and business acumen and experience that caused us to elect him to the Board.

Dr. Tong has been a Director of Medifocus Inc. since January 27, 2015. He was also a Director of Shanghai CP Guojian Pharmaceutical, one of the first and largest bio-pharmaceutical manufacturers in China. In addition, Dr. Tong is the founding Director and Chief Executive Officer of VetCell Therapeutics Asia, a cell therapy company focused on providing cell-based treatments for use in veterinary medicine in Asia.

Dr. Tong’s earlier career includes senior management positions in China with Pfizer and Ball Corporation. He was also responsible for the Healthcare Investment Division of CITIC in Hong Kong. CITIC is the largest conglomerate in China and an established global player, with businesses covering healthcare, financial services, resources, energy, manufacturing, engineering and many others.

Dr. Tong received his medical degree from the University of Toronto in Ontario, Canada in 1983. He also received a PhD degree in neurophysiology and an MBA degree. After receiving his medical degree, Dr. Tong founded a chain of medical clinics in the Province of Ontario where he served as Medical Director and Chief Physician. During this period, he also served as a consultant and an investigator in several clinical trials. In 1989, Dr. Tong returned to Hong Kong, where he was born and resided before medical school, and spent the next 19 years in prominent corporate appointments with several multinational medical and pharmaceutical companies discussed above.

Board Recommendation

The Board recommends a vote FOR the election of Kenneth L. Waggoner, JD, Gerald W. Crabtree, PhD., Thomas Liquard, Thomas C. K. Yuen, Michael M. Abecassis, MD, Raymond C.F. Tong, MD and Carlos A. Trujillo, CPA. Proxies will be voted FOR the election of the seven nominees, unless otherwise specified.

Vote Required

The seven nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, a quorum being present, will be elected as our directors. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as votes in favor of the relevant nominee or nominees and will result in the relevant nominee or nominees receiving fewer total votes. However, the number of votes cast in favor of such nominee will not be reduced by any abstention, broker non-vote or instructions to withhold authority. The approval of Proposal No. 1 is a non-discretionary item. Brokers, banks, and other nominees that do not receive voting instructions from beneficial owners of our common stock may generally not vote on this proposal in their discretion. The Company intends that the proxy in the form presented will be voted, unless otherwise indicated, for the election of these nominees. In the absence of instructions to the contrary, the shares represented by the accompanying proxy card will be voted “FOR” all the nominees named above.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees to the Board of Directors named in this Proposal No. 1.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics, an Insider Trading Policy and Software Policies that apply to our directors, officers, employees (including those employees responsible for financial reporting), and contractors. These documents can be viewed and downloaded from the “Corporate Governance” dropdown menu of our website under the “Investor Relations” tab. The content of these documents is not incorporated into this Proxy Statement.

Director Independence

The Board has determined that Mr. Waggoner, Dr. Crabtree and Mr. Trujillo do not satisfy the definition of Independent Director as established in the OTCQB Standards. The Board has determined Dr. Abecassis, Dr. Tong, Mr. Yuen and Mr. Liquard to be Independent Directors.

Under the OTCQB Standards, a director does not qualify as independent unless the Board affirmatively determines that such person does not have a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director.

In assessing the independence of our directors, the Board considers all of the business relationships between PharmaCyte and our directors and their respective affiliated companies. This review is based primarily on PharmaCyte’s review of its own records and on responses of the directors to questions in a questionnaire regarding employment, business, familial, compensation and other relationships with PharmaCyte and our management. Where relationships exist, the Board determines whether the relationship between PharmaCyte and the directors or the directors’ affiliated companies impairs the directors’ independence. After consideration of the directors’ relationships with PharmaCyte, the Board has affirmatively determined that none of the individuals serving as non-employee directors during the fiscal year ended April 30, 2021 had a material relationship with us and that each of such non-employee directors is independent.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our directors are expected to attend meetings of the Board as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. If an annual meeting of stockholders is held, our directors are expected to attend that meeting, but we do not have a formal policy requiring them to do so. We last held a meeting of stockholders in September 2019.

The Board held seven meetings during the fiscal year ended April 30, 2021. Each of our current directors attended 100% of the aggregate number of the meetings of the Board and meetings of the committees on which he served.

Our Board currently has three committees: (i) the Audit Committee; (i) the Compensation Committee; and (iii) the Nominating Committee.

Audit Committee

The Audit Committee is currently comprised of Dr. Abecassis, Dr. Tong, Mr. Yuen and Mr. Liquard. Mr. Liquard was appointed to be the Chairperson of the Audit Committee in March 2021. From July 2017 until March 2021, Dr. Abecassis served as Chairperson of the Audit Committee. The primary purposes of our Audit Committee are to assist the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting and financial reporting processes of the Company and the audits of its financial statements, including, assisting the Board’s oversight of: (i) the integrity of the Company’s financial statements; (ii) the qualifications and independence of the Company’s independent auditors; (iii) the performance of the Company’s internal audit function and independent auditors; and (iv) the compliance by the Company with legal and regulatory requirements.

Our Board has determined that each member of our Audit Committee is independent within the meaning of the OTCQB Standards.

Our Audit Committee charter can be viewed and downloaded from the “Corporate Governance” dropdown menu of our website under the “Investor Relations” tab.

Compensation Committee

The Compensation Committee is currently comprised of a majority of independent directors within the meaning of the OTCQB Standards, Mr. Liquard, Mr. Waggoner and Mr. Yuen. The Chairperson of the Compensation Committee is Mr. Liquard. The primary purposes of our Compensation Committee is to review, at least annually, and recommend for Board approval (or approve, where applicable) the compensation of the Company’s directors and executive officers, including incentive compensation plans and equity-based plans. The Compensation Committee also provides overall guidance for our executive compensation policies.

Our Compensation Committee charter can be viewed and downloaded from the “Corporate Governance” dropdown menu of our website under the “Investor Relations” tab.

Nominating Committee

The Nominating Committee is currently comprised of Dr. Crabtree, Dr. Tong and Mr. Liquard. The Chairperson of the Nominating Committee is Dr. Crabtree.

The primary purposes of the Nominating Committee are to assist the Board in its selection of individuals: (i) as nominees for election to the Board at the next annual meeting of the stockholders of the Company; or (ii) to fill any vacancies or newly created directorships on the Board.

The Nominating Committee does not set specific, minimum qualifications that nominees for director must meet in order for the Nominating Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board. Members of the Nominating Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. The Board is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. No outside consultants were used during the fiscal year ended April 30, 2021 to identify or screen potential director candidates. The Nominating Committee will annually review the performance and contributions made by each director to the overall goals and objectives of the Company prior to the time such directors normally would be nominated for reelection.

Procedures for Contacting the Board

We have a process for shareholders who wish to communicate with our Board. Shareholders who wish to communicate with our Board may write to the Board at our address set forth at the beginning of this Proxy Statement. These communications will be reviewed by our Chief Executive Officer and Chief Financial Officer. They will determine whether the communications should be presented to our Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

Procedures for Recommending and Nominating Director Candidates

Recommending Director Candidates for Nomination by the Board

The Board will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at an annual meeting of stockholders or for vacancies of the Board that arise between annual meetings must provide the Board with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our by-laws. Such documentation and the name of the director candidate should be sent by U.S. mail to the Board at PharmaCyte’s address set forth at the beginning of this Proxy Statement.

Director Compensation

The following table sets forth information concerning compensation paid or to our directors, other than our Named Executive Officers (as hereinafter defined) who also serve as directors, during the year ended April 30, 2021.

2021 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Total ($)

Thomas Liquard	$50,000	12,000	(2)	6,293	(2)	$68,293
Thomas C.K Yuen	$50,000	12,000	(3)	6,293	(3)	$68,293
Michael M. Abecassis, MD	$50,000	12,350	(4)	6,615	(4)	$68,965
Raymond C.F. Tong, MD	$50,000	5,250	(5)	2,943	(5)	$58,193

(1)	The amounts in the columns titled “Stock Awards” and “Option Awards” reflect the grant date fair values of awards made during the fiscal year ended April 30, 2021, as computed in accordance with FASB ASC Topic 718 and the assumptions stated in Note 4 and Note 5 of the Consolidated Financial Statements to our quarterly report in the Form 10-Q, filed with the Securities Exchange Commission on March 12, 2021.

(2)	As of April 30, 2021, Mr. Liquard held unexercised options to purchase an aggregate of 2,000,000 shares.

(3)	As of April 30, 2021, Mr. Yuen held unexercised options to purchase an aggregate of 2,000,000 shares.

(4)	As of April 30, 2021, Dr. Abecassis held unexercised options to purchase an aggregate of 3,200,000 shares.

(5)	As of April 30, 2021, Dr. Tong held unexercised options to purchase an aggregate of 2,000,000 shares.

Each non-employee director is party to an agreement to serve as a director and to receive $12,500 in cash payments per quarter (paid on a pro-rated basis for periods of less than a quarter). In addition, we will annually grant each non-employee director: (i) 500,000 shares of our restricted common stock; and (ii) a stock option to purchase 500,000 shares of our restricted common stock exercisable over a five-year term at an exercise price per share equal to the closing price of the common stock on the date of grant, both of which will be fully vested at the time of grant.

Other than as described above, directors do not receive any additional compensation for participation in either Board or Committee meetings of the Board.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below (each, a “Named Executive Officer”). As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

For our fiscal year ended April 30, 2021, our Named Executive Officers and their positions were as follows:

•	Kenneth L. Waggoner, JD, Chief Executive Officer, President, General Counsel and Chairman of the Board;

•	Gerald W. Crabtree, PhD, Chief Scientific Officer and Director; and

•	Carlos A. Trujillo, CPA, Chief Financial Officer and Director.

The following tables provide information about all compensation earned during our fiscal years ended April 30, 2021 and 2020 by our Named Executive Officers.

2021 Summary Compensation Table

Name	Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Kenneth L. Waggoner, JD(2)	Chief Executive Officer,	2021	$433,333	$24,120	$77,212	$534,665
	President and	2020	$316,667	$201,600	$148,508	$666,775
	General Counsel

Gerald W. Crabtree, PhD(2)	Chief Operating/Scientific Officer	2021	$94,333	$4,020	$25,738	$124,091
		2020	$109,667	$33,600	$49,503	$192,770

Carlos A. Trujillo, CPA (2)	Chief Financial Officer	2021	$300,000	$16,080	$51,474	$367,554
		2020	$250,000	$134,400	$99,006	$483,406

(1) The amounts in the columns titled “Stock Awards” and “Option Awards” reflect the grant date fair values of awards made during the identified fiscal year, as computed in accordance with FASB ASC Topic 718 and the assumptions stated in Note 4 and Note 5 of the Consolidated Financial Statements to PharmaCyte’s annual report on Form 10-K for the fiscal year ended April 30, 2021, as filed with the SEC.

Narrative to Summary Compensation Table

The base salary rates and the material terms of the stock awards and option awards received by the Named Executive Officers during the fiscal year ended April 30, 2021, are described below in the section entitled “Employment Arrangements.” Other than the payment of base salary and the grant of these equity awards, our Named Executive Officers did not earn additional compensation for their services during such fiscal year.

We currently maintain the PharmaCyte Biotech, Inc 401(k) Plan (“Plan”). The Plan is a safe harbor plan that allows eligible employees to contribute a portion of their salaries into the Plan. We are not required to and do not contribute to the highly compensated employees’ accounts and we do not match the contributions of the Named Executive Officers.

Outstanding Equity Awards at 2021 Fiscal Year End

Option Awards	Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth L. Waggoner	4,500,000	–	$0.104	03/09/2022	–	$–	–	$–
	4,500,000	–	$0.054	12/31/2023	–	$–	–	$–
	4,500,000	–	$0.0495	03/20/2024	–	$–	–	$–
	4,500,000	–	$0.0408	01/02/2025	–	$–	–	$–
	1,500,000	3,000,000	$0.0067	12/31/2025	–	$–	–	$–
	–	–	$–	–	2,400,000	$42,648	–	$–

Gerald W. Crabtree	1,500,000	–	$0.104	03/09/2022	–	$–	–	$–
	1,500,000	–	$0.054	12/31/2023	–	$–	–	$–
	1,500,000	–	$0.0495	03/20/2024	–	$–	–	$–
	1,500,000	–	$0.0408	01/02/2025	–	$–	–	$–
	500,000	1,000,000	$0.0067	12/31/2025	–	$–	–	$–
	–	–	$–	–	400,000	7,108	–	$–

Carlos A. Trujillo	3,000,000	–	$0.104	03/09/2022	–	$–	–	$–
	3,000,000	–	$0.054	12/31/2023	–	$–	–	$–
	3,000,000	–	$0.0495	03/20/2024	–	$–	–	$–
	3,000,000	–	$0.0408	01/02/2025	–	$–	–	$–
	1,000,000	2,00,000	$0.0067	12/31/2025	–	$–	–	$–
	–	–	$–	–	1,600,000	$28,432	–	$–

_______________________

(1)	Subject generally to the Named Executive Officer’s continued employment, the unvested portion of these options will vest in 750,000 monthly installments on the first day of each month between May of 2021 and thirty-first day of December 2021.

(2)	Subject generally to the Named Executive Officer’s continued employment, these shares will vest in 550,000 monthly installments on the first day of each month between May of 2021 and thirty-first day of December 2021.
(3)	The market value is based on the closing stock price of $0.0177 on April 30, 2021, the last day of trading in this fiscal year.

Employment Arrangements

Kenneth L. Waggoner, JD

We have entered into an Executive Compensation Agreement with Mr. Waggoner (“Waggoner Compensation Agreement”). The term of the Waggoner Compensation Agreement extends until December 31, 2018 with annual extensions at the end of the term or any extension of the term, unless we or Mr. Waggoner provide 90-days written notice of termination. The Waggoner Compensation Agreement has been extended through December 31, 2021. The Waggoner Compensation Agreement provides that Mr. Waggoner will be employed as a member of our Board, as our Chief Executive Officer, President and General Counsel and as the Chief Executive Officer and General Counsel of our subsidiary Viridis Biotech. Under this agreement, Mr. Waggoner is paid a base salary of $375,000 subject to annual increases in the discretion of our Compensation Committee. Mr. Waggoner’s base salary rate for the fiscal year ended April 30, 2021, was $433,333. The Waggoner Compensation Agreement also provides that, during his continued employment, Mr. Waggoner receives an annual stock grant of 3,600,000 shares of restricted common stock, vesting at the rate of 300,000 shares per month, and an annual stock option grant to purchase 4,500,000 shares of common stock with a five-year term at an exercise price per share equal to the closing price of the common stock on the date of grant, vesting at the rate of 375,000 option shares per month. During the fiscal year ended April 30, 2021, Mr. Waggoner received these annual grants on January 1, 2021.

If Mr. Waggoner’s employment is terminated by us without “Cause” or by him for “Good Reason” (as such terms are defined in the Waggoner Compensation Agreement), then subject to his execution of a timely release, he is entitled to: (i) base salary continuation for 2 years, (ii) payment of the annual bonus, if any, earned by Mr. Waggoner for the year preceding the year of termination, or, if greater, the target bonus, if any, for the year of termination, (iii) accelerated vesting of any unvested stock or option awards and (iv) continued health coverage for Mr. Waggoner and his family and life insurance coverage for Mr. Waggoner, if any, for 12 months at PharmaCyte’s expense.

Notwithstanding the foregoing, if Mr. Waggoner’s employment is terminated by us without Cause or by him for Good Reason because of a “Change in Control” (as such term is defined in the Waggoner Compensation Agreement), then the base salary and bonus, if any, component of severance would be paid in lump sum. If a “Change of Control” occurs and any Company equity awards (“Transaction Date Equity Awards”) are not assumed or converted into comparable awards with respect to stock of the acquiring or successor company (or parent thereof), then, immediately prior to the “Change of Control”, each such Transaction Date Equity Award, whether or not previously vested, shall be converted into the right to receive cash or, at the election of Mr. Waggoner, consideration in a form that is pari passu with the form of the consideration payable to the Company’s stockholders in exchange for their shares, in an amount or having a value equal to the product of (i) the per share fair market value of the Company’s common stock (based upon the consideration payable to the Company’s stockholders), less, if applicable, the per share exercise price under such Transaction Date Equity Award, multiplied by (ii) the number of shares of Common Stock covered by such Transaction Date Equity Award. Also, Mr. Waggoner would be entitled to receive a full Code Section 280G tax gross-up, with respect to any amounts that may be subject to the excise tax provisions under Code Section 280G.

If Mr. Waggoner’s employment is terminated due to death or “Disability” (as such term is defined in the Waggoner Compensation Agreement) he (in the case of disability) or his designated beneficiary or estate (in the case of death) would receive the severance benefits set forth above, excluding the base salary and bonus continuation and life insurance premium continuation in the case of death, however, his estate would receive the proceeds, if any, from any life insurance.

Additionally, Mr. Waggoner is bound by confidentiality and non-disparagement provisions as well as non-solicitation and non-competition covenants that prohibit him from such actions during the term of his employment and for twenty-four months after termination of his employment.

Gerald W. Crabtree, PhD

We have entered into an Executive Compensation Agreement with Dr. Crabtree (“Crabtree Compensation Agreement”). The term of the Crabtree Compensation Agreement extends until December 31, 2018 with annual extensions at the end of the term or any extension of the term unless we or Dr. Crabtree provide 90-days written notice of termination. The Crabtree Compensation Agreement has been extended through December 31, 2021. The Crabtree Compensation Agreement provides that Dr. Crabtree will be employed as a member of our Board, as our Chief Operating Officer and as the Chief Operating Officer of our subsidiary Viridis Biotech. Dr. Crabtree is paid a base salary of $84,000 subject to annual increases in the discretion of our Compensation Committee. Dr. Crabtree’s base salary rate for the fiscal year ended April 30, 2021 was $94,333. The Crabtree Compensation Agreement also provides that, during his continued employment, Dr. Crabtree will receive annual stock grants of 600,000 shares of restricted common stock, vesting at the rate of 50,000 shares per month, and an annual stock option grant to purchase 1,500,000 shares of common stock with a five-year term at an exercise price per share equal to the closing price of the common stock on the date of grant, vesting at the rate of 125,000 option shares per month. During the fiscal year ended April 30, 2021, Dr. Crabtree received these annual grants on January 1, 2021.

If Dr. Crabtree’s employment is terminated by us without “Cause” or by him for “Good Reason” (as such terms are defined in the Crabtree Compensation Agreement), then subject to his execution of a timely release, he is entitled to: (i) base salary continuation for 2 years, (ii) payment of the annual bonus, if any, earned by Dr. Crabtree for the year preceding the year of termination, or, if greater, the target bonus, if any, for the year of termination, (iii) accelerated vesting of the any unvested stock or option awards and (iv) continued health coverage for Dr. Crabtree and his family and life insurance coverage for Dr. Crabtree, if any, for 12 months at our expense.

Notwithstanding the foregoing, if Dr. Crabtree’s employment is terminated by us without Cause or by him for Good Reason because of a “Change in Control” (as such term is defined in the Crabtree Compensation Agreement), then the base salary and bonus, if any, component of severance would be paid in lump sum. If a “Change of Control” occurs and any Company equity awards (“Transaction Date Equity Awards”) are not assumed or converted into comparable awards with respect to stock of the acquiring or successor company (or parent thereof), then, immediately prior to the “Change of Control”, each such Transaction Date Equity Award, whether or not previously vested, shall be converted into the right to receive cash or, at the election of Dr. Crabtree, consideration in a form that is pari passu with the form of the consideration payable to the Company’s stockholders in exchange for their shares, in an amount or having a value equal to the product of (i) the per share fair market value of the Company’s common stock (based upon the consideration payable to the Company’s stockholders), less, if applicable, the per share exercise price under such Transaction Date Equity Award, multiplied by (ii) the number of shares of Common Stock covered by such Transaction Date Equity Award. Also, Dr. Crabtree would be entitled to receive a full Code Section 280G tax gross-up, with respect to any amounts that may be subject to the excise tax provisions under Code Section 280G.

If Dr. Crabtree’s employment is terminated due to death or “Disability” (as such term is defined in the Crabtree Compensation Agreement) he (in the case of disability) or his designated beneficiary or estate (in the case of death) would receive the severance benefits set forth above, excluding the base salary and bonus continuation and life insurance premium continuation in the case of death, however, his estate would receive the proceeds, if any, from any life insurance.

Also, Dr. Crabtree is bound by confidentiality and non-disparagement provisions as well as non-solicitation and non-competition covenants that prohibit him from such actions during the term of his employment and for twenty-four months after termination of employment.

Carlos A. Trujillo, CPA

We have entered into an Executive Compensation Agreement with Mr. Trujillo (“Trujillo Compensation Agreement”). The term of the Trujillo Compensation Agreement extends until December 31, 2018 with annual extensions at the end of the term or any extension of the term unless we or Mr. Trujillo provide 90-days written notice of termination. The Trujillo Compensation Agreement has been extended through December 31, 2021.

The Trujillo Compensation Agreement provides that Mr. Trujillo will be employed as a member of our Board, as our Chief Financial Officer and as the Chief Financial Officer of our subsidiary Viridis Biotech. Mr. Trujillo is paid an annual base salary of $275,000, subject to annual increases at the discretion of the Compensation Committee. Mr. Trujillo’s base salary rate for the fiscal year ended April 30, 2021, was $300,000. The Trujillo Compensation Agreement also provides that during his continued employment, Trujillo will receive annual grants of 2,400,000 shares of restricted common stock, vesting at the rate of 200,000 shares per month, and an annual stock option grant to purchase 3,000,000 shares of common stock with a five-year term at an exercise price per share equal to the closing price of the common stock on the date of grant, vesting at the rate of 250,000 option shares per month. During the fiscal year ended April 30, 2021, Mr. Trujillo received these annual grants on January 1, 2021.

If Mr. Trujillo’s employment is terminated by us without “Cause” or by him for “Good Reason” (as such terms are defined in the Trujillo Compensation Agreement), then subject to his execution of a timely release, he is entitled to: (i) base salary continuation for 2 years, (ii) payment of the annual bonus, if any, earned by Mr. Trujillo for the year preceding the year of termination, or, if greater, the target bonus, if any, for the year of termination, (iii) accelerated vesting of any unvested stock or option awards and (iv) continued health coverage and life insurance coverage, if any, for 12 months at our expense.

Notwithstanding the foregoing, if Mr. Trujillo’s employment is terminated by us without Cause or by him for Good Reason because of a “Change in Control” (as such term is defined in the Trujillo Compensation Agreement) then the base salary component of severance would be paid in lump sum. If a “Change of Control” occurs and any Company equity awards (“Transaction Date Equity Awards”) are not assumed or converted into comparable awards with respect to stock of the acquiring or successor company (or parent thereof), then, immediately prior to the “Change of Control”, each such Transaction Date Equity Award, whether or not previously vested, shall be converted into the right to receive cash or, at the election of Mr. Trujillo, consideration in a form that is pari passu with the form of the consideration payable to the Company’s stockholders in exchange for their shares, in an amount or having a value equal to the product of (i) the per share fair market value of the Company’s common stock (based upon the consideration payable to the Company’s stockholders), less, if applicable, the per share exercise price under such Transaction Date Equity Award, multiplied by (ii) the number of shares of Common Stock covered by such Transaction Date Equity Award. Also, Mr. Trujillo would be entitled to receive a full Code Section 280G tax gross-up, with respect to any amounts that may be subject to the excise tax provisions under Code Section 280G.

If Mr. Trujillo’s employment is terminated due to death or “Disability” (as such term is defined in the Trujillo Compensation Agreement) he (in the case of disability) or his designated beneficiary or estate (in the case of death) would receive the severance benefits set forth above, excluding the base salary and bonus continuation and life insurance premium continuation in the case of death, however, his estate would receive the proceeds, if any, from any life insurance. Also, Mr. Trujillo is bound by confidentiality and non-disparagement provisions as well as non-solicitation and non-competition covenants that prohibit him from such actions during the term of his employment and for twenty-four months after termination of employment.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain aggregated information with respect to compensation plans (including individual arrangements) under which our securities are authorized for issuance as of April 30, 2021. The outstanding awards generally have an exercise price equal to fair market value at the time of grant, a five-year term and vest in equal amounts monthly over a one-year term.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	–	–	–
Equity compensation plans not approved by security holders	66,500,000	$0.05	–
Total	66,500,000	$0.05	–

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	–	–	–
Equity compensation plans not approved by security holders	66,500,000	$0.05	–
Total	66,500,000	$0.05	–

 Hedging Policy

We do not have a policy regarding hedging activities by our officers or directors with respect to stock or stock options issued by us that they may own.

PROPOSAL NO. 2
APPROVAL OF A CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On April 23, 2021, our Board unanimously approved the Certificate of Amendment (“Charter Amendment”) to our Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 2,500,000,000 shares to 50,000,000,000 shares, and to make a corresponding change in the number of authorized shares of capital stock. The Board directed that the Certificate of Amendment be submitted to the stockholders for approval at the Annual Meeting. The form of the text of the proposed Charter Amendment is set forth on Appendix A to this Proxy Statement  (subject to any changes required by applicable law).

We believe stockholder approval of the increase in authorized shares of common stock is critical to the continued operations and future of the Company. In the absence of such stockholder approval, we believe our prospects would be severely and adversely affected because our ability to raise capital by selling newly issued common stock would be severally limited. As discussed below under “Possible Effects of the Amendment”, we are contemplating a reverse stock split of our common stock that would, after the approval and implementation of the Charter Amendment, proportionality reduce the number of our authorized and outstanding shares of our common stock. Such a proportionate reverse split does not require stockholder approval under Nevada law. The number of authorized and outstanding shares of common stock would be significantly lower if we were to implement a reverse stock split. However, there is no assurance that a reverse split will be effected. The Company is not currently contemplating any reverse split of its preferred stock.

Only the number of shares of common stock we are authorized to issue would be affected by the Charter Amendment. Except for this change, the proposed Charter Amendment would not affect any other provision of our articles of incorporation.

If this Proposal No. 2 is approved, it will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Nevada.

Capitalization

Our articles of incorporation currently authorizes up to 2,500,000,000 shares of capital stock, of which 2,490,000,000 are shares of common stock and 10,000,000 are shares of preferred stock, par value $0.0001 per share. As of May 5, 2021, we had no shares of preferred stock issued and outstanding and the Charter Amendment would not affect the number of authorized shares of preferred stock.

As of May 5, 2021, we estimate that the following shares of Common Stock were issued or reserved for future issuance:

•	2,387,125,674 shares were issued and outstanding;

•	63,000,000 shares were reserved for issuance upon the exercise of outstanding stock options;

•	0 shares were reserved for issuance upon the settlement of outstanding restricted stock units; and

•	4,472,129 shares were reserved for issuance upon the exercise of outstanding warrants.

Accordingly, on May 5, 2021, only 35,402,197 shares of common stock remained unreserved and available for future issuance.

Reasons for the Charter Amendment

We believe that the additional shares of authorized common stock under the Charter Amendment are necessary to provide us with appropriate flexibility to utilize equity for business and financial purposes that the Board determines to be in the Company’s best interests on a timely basis. The Board believes that the currently remaining authorized common stock is not sufficient to permit us to respond to potential business opportunities or to pursue important objectives designed to enhance stockholder value, or to recruit and retain employees, directors, officers and consultants. In particular, without additional authorized shares of common stock, we will be severely restricted in our ability to pursue the additional financing required to develop and, if successful, commercialize our product candidates. In addition, the number of currently remaining authorized shares of common stock will significantly limit our ability to grant new equity awards under our 2021 Plan being submitted for stockholder approval pursuant to Proposal No. 3.

The additional authorized shares of common stock under the Charter Amendment will provide us with essential flexibility to use our common stock, without further stockholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) for any proper corporate purposes, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities, expanding our business and product pipeline, acquisition transactions, licensing, joint venture and other transactions, entering into strategic relationships, initiating commercial preparatory plans, providing equity-based compensation and/or incentives to employees, consultants, officers and directors, effecting stock dividends or for other general corporate purposes. For example, we will require substantial additional funding in order to continue to develop and, if successful, commercialize our product candidates, and the additional authorized shares of common stock under the Charter Amendment could be utilized for a financing if we have an appropriate opportunity. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The Board will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.

If this Proposal No. 2 is not approved by our stockholders, our business development and financing alternatives will be severely limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed, perhaps severely, by this limitation. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical and scientific personnel, and if this Proposal No. 2 is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In summary, if our stockholders do not approve this Proposal No. 2, we may not be able to access the capital markets, initiate or complete pivotal clinical trials and other key development activities, complete corporate collaborations or partnerships, conduct strategic business development initiatives, add to our product pipeline, attract, retain and motivate employees and others required to make our business successful, and pursue other business opportunities integral to our growth and success, all of which could severely harm our company and our future prospects.

Possible Effects of the Charter Amendment

The increase in authorized shares of our common stock under the Charter Amendment will not have any immediate effect on the rights of existing stockholders. However, because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, voting rights of stockholders and could have a negative effect on the price of our common stock.

We are also contemplating a reverse stock split and a possible up-listing of our common stock to The Nasdaq Capital Market (“Nasdaq”). Nasdaq requires that the bid price of the common stock must have a closing bid price of at least $4.00 per share in connection with an up-listing. An up-listing of our common stock to Nasdaq could potentially bring many benefits to the Company and its investors, including broadening the appeal of our shares to institutional investors, improving liquidity for our shareholders, potentially facilitating our ability to raise capital through offerings of our common stock and equity linked securities as well as increasing our visibility in the broader investment community. No assurance can be given that we will effect a reverse stock split and an uplisting of our common stock to Nasdaq.

The number of authorized shares will be subject to a further change if we were to effect a reverse stock split in the future since, under Nevada law, if the Board authorizes a reverse split of our outstanding common stock there would be a pro rata and proportional decrease in the number of authorized shares of common stock. The exact timing of the reverse split, if ever, would be determined by the Board based on its evaluation as to when such action would be the most advantageous to the Company and its stockholders.

The table below illustrates, assuming the implementation of the Charter Amendment, the number of our authorized and outstanding shares of common stock in various reverse stock split ratio scenarios.

Potential Reverse Stock Split Ratio	Number of Authorized Shares of Common Stock	Number of Authorized Shares of Common Stock Post Reverse Stock Split
1:400	50,000,000,000	125,000,000
1:600	50,000,000,000	83,333,333
1:800	50,000,000,000	62,500,000
1:1600	50,000,000,000	31,250,000

The Board has not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board of Directors or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if this Proposal No.2 is approved by stockholders, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of common stock, or the replacement or removal of one or more directors or members of management.

Vote Required

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on this Proposal No. 2 is required for the approval of this proposal. An abstention from voting or broker non-vote by a stockholder has the same legal effect as a vote “against” the matter because abstentions will be considered in determining the total number of votes required to attain a majority of the shares present in person or represented by proxy at the meeting entitled to vote. Accordingly, an abstention from voting by a stockholder has the same legal effect as a vote “against” the matter because it represents a share entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal. The approval of Proposal No. 2 is a discretionary item. Brokers, banks, and other nominees that do not receive voting instructions from beneficial owners of our common stock may generally vote on this proposal in their discretion. The Company intends that the proxy in the form presented will be voted, unless otherwise indicated, for the approval of Proposal No. 2. If no instructions are indicated on such proxy, the shares will be voted “FOR” the approval of Proposal No. 2.

Effectiveness of the Certificate of Amendment

If the vote of our stockholders required to approve this Proposal No. 2 is obtained, we will file the Certificate of Amendment with the Secretary of State of the State of Nevada at such time as our Board determines in its sole discretion. If the vote of our stockholders required to approve this Proposal No. 2 is not obtained, the Certificate of Amendment will not become effective and the number of our authorized shares of common stock will remain at 2,500,000,000 shares of common stock.

The Board of Directors deems Proposal No. 2 “Approval of a Certificate of Amendment to
the Articles of Incorporation to Increase the Number of Authorized Shares of Capital Stock”
to be in our and our stockholders’ best interests and unanimously recommends a vote “FOR” approval thereof.

PROPOSAL NO. 3
APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN

On April 23, 2021, our Board approved the 2021 Plan, subject to stockholder approval, and directed that the 2021 Plan be submitted to our stockholders for their approval at the annual meeting. If approved by our stockholders, the 2021 Plan will become effective as of the date of approval. If this proposal is not approved by our stockholders, the 2021 Plan will not become effective.

The purposes of the 2021 Plan are to enable the Company to recruit and retain highly qualified employees, directors and consultants; provide them with an incentive for productivity; and provide them with an opportunity to share in the growth and value of the Company. The Board believes that the 2021 Plan and the number of shares available for grant under the 2021 Plan are important to allow us to attract, motivate, reward and retain the talent critical to achieving our business goals.

The Company does not currently maintain an equity incentive plan. The Company currently grants stand-alone Board-approved equity awards to its employees and other service providers. However, if the Company up-lists its common stock on The Nasdaq Stock Market (“Nasdaq”), the Company will generally no longer be permitted to grant stand-alone equity awards without stockholder approval of each grant, which would be burdensome and impractical. Therefore, if the 2021 Plan is not approved before the Company up-lists its common stock to Nasdaq, the Company will be impeded from making equity grants (unless otherwise permitted by Nasdaq rules in specific circumstances), which could potentially result in the loss of employees and difficulties in recruiting new employees. In that case, the Company will become increasingly reliant on cash-based compensation, which will deplete the Company’s finite cash resources. If the Company does not up-list its common stock on Nasdaq, the Company reserves the right to continue to issue stand-alone equity awards outside of the 2021 Plan.

Summary of the 2021 Plan

The principal provisions of the 2021 Plan are summarized below. This summary is qualified in its entirety by reference to the actual 2021 Plan proposed in this proxy statement, a copy of which is attached as Appendix B.

Administration

The 2021 Plan vests broad powers in a committee to administer and interpret the 2021 Plan, provided that, the Board itself may at any time exercise any rights and duties of the committee under the 2021 Plan. Our Board will designate the Compensation Committee as the committee authorized to administer the 2021 Plan. In this capacity, the Compensation Committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and terms and conditions of such awards; and approve forms of award agreement to be used for awards under the 2021 Plan. The Compensation Committee may amend any outstanding award at any time; provided, however, that no such amendment may materially impair a participant’s rights without the participant’s consent. Subject to requirements of applicable law, the Compensation Committee may delegate to one or more of our officers the authority to grant awards to participants who are not subject to Section 16 of the Exchange Act.

In order to comply with foreign law or the listing requirements of any foreign securities exchange, the Compensation Committee may modify the terms of outstanding awards, establish subplans, and take other actions that it deems advisable, provided that no subplans or modifications may increase the number of shares available for grant under the 2021 Plan.

Subject to any stockholder approval required under applicable law or exchange listing requirements, the Board may amend or terminate the 2021 Plan at any time. If the Company up-lists its common stock on Nasdaq, current Nasdaq listing requirements would require stockholder approval for an amendment to the 2021 Plan materially increasing the number of shares issuable thereunder.

Eligibility

Any of our employees, directors, consultants, and other service providers, and those of our affiliates, are eligible to participate in the 2021 Plan. As of April 30, 2021, the Company employed or engaged approximately four employees, four non-employee directors, and eighteen consultants and other service providers who would be eligible to participate in the 2021 Plan. Participants will be selected in the discretion of the Compensation Committee.

Vesting

The Compensation Committee determines the vesting conditions for awards. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals, or other factors in the Compensation Committee’s discretion.

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the 2021 Plan in connection with awards is 250,000,000 (“Share Pool”). The maximum aggregate number of shares under the 2021 Plan that may be issued in respect of incentive stock options is also 250,000,000.

If any award granted under the 2021 Plan expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the 2021 Plan. However, shares that are withheld for the payment of taxes or in satisfaction of the exercise price for an option award will not again become available for re-issuance under the 2021 Plan.

Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity will not reduce the Share Pool.

The market value of a share of our common stock as of April 30, 2021 was $0.0177.

Adjustments

In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction that affects our common stock, the Compensation Committee shall make such adjustments to the number and kind of shares authorized by the 2021 Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the 2021 Plan or outstanding awards, in each case as it deems to be equitable.

Types of Awards

The 2021 Plan provides for the grant of the following equity-based and cash-based incentive awards to participants: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units (“RSUs”), and (v) cash or other stock-based awards.

Stock Options.   An option entitles the holder to purchase from us a stated number of shares of common stock. An incentive stock option (“ISO”), may only be granted to our employees or the employees of our parent or subsidiary corporations. The Compensation Committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. However, for an ISO granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee, however, may in its discretion permit payment of the exercise price through other methods. For example, the Compensation Committee may permit the optionholder to surrender previously acquired shares, or to “net settle” the option, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option.

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. The base price of a stock appreciation right shall not be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of common stock, or a combination of both, at the Compensation Committee’s discretion.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant terminates service with us (or our affiliates) due to death or disability, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s death or disability (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If a participant’s service with us (or our affiliates) is terminated for cause (as defined in the 2021 Plan), (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options or stock appreciation rights which we have not yet issued will be forfeited and we will refund to the participant the exercise price paid for those shares, if any. Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s service terminates for any other reason, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s termination (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of ninety days from the termination date or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options and stock appreciation rights that are not exercisable at the time of termination of service shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which are subject to forfeiture and transfer restrictions during a specified restriction period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. If the specified vesting conditions are not attained, the underlying common stock will be forfeited to us. Conversely, if and when the vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock and receive dividends with respect to restricted stock. However, the Compensation Committee may specify that any such dividends are subject to the same vesting conditions as the restricted stock to which they relate, and may also require that the dividends be invested in additional restricted shares. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination of service a participant will forfeit all restricted stock that then remains subject to forfeiture.

Restricted Stock Units. An RSU represents a right to receive, on the achievement of specified vesting conditions, an amount equal to the fair market value (at the time of distribution) of one share of our common stock. An RSU may be settled in shares of our common stock, cash, or a combination of both, at the discretion of the Compensation Committee. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon a termination of service, a participant will forfeit all of the participant’s RSUs that then remain subject to forfeiture.

Cash or other Stock Based Awards.   Cash or other stock based awards (including awards to receive unrestricted shares of our common stock or immediate cash payments) may be granted to participants. The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions. Payment in respect of a cash or other stock based award may be made in cash, shares of our common stock, or a combination of both, at the discretion of the Compensation Committee.

Change in Control

In the event of a change in control (as defined in the 2021 Plan), the Compensation Committee may, in its sole and absolute discretion, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding option or stock appreciation right with respect to all common stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right (and if the fair market value does not exceed the exercise or base price of the award, cancel the award without payment of any consideration); or (vii) take such other action as the Compensation Committee determines to be appropriate under the circumstances. In the discretion of the Compensation Committee, any cash or substitute consideration payable upon cancellation of an award may be subject to vesting terms substantially identical to those that applied to the cancelled award immediately prior to the change in control, or earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the change in control.

Repricing

Neither the Board nor the Compensation Committee may, without obtaining prior approval of our stockholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights under the 2021 Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share; (ii) cancel outstanding options or stock appreciation rights under the 2021 Plan with an exercise or base price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise or base price in effect for outstanding options or stock appreciation rights under the 2021 Plan.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants awarded under the 2021 Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the 2021 Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the 2021 Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change.

Under the Internal Revenue Code of 1986, as amended (“Code”) as currently in effect, a grant under the 2021 Plan of options, stock appreciation rights, restricted stock or RSUs generally would have no federal income tax consequence at the time of grant. Generally, all amounts taxable as ordinary income to participants under the 2021 Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.

Options and Stock Appreciation Rights.   Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Similarly, upon exercise of a Stock Appreciation Right, the value of the shares or cash received is taxable to the participant as ordinary income. Upon exercise of an ISO, the participant will not have taxable income, except that alternative minimum tax may apply. When there is a disposition of the shares subject to the ISO, provided that such disposition occurs at least two years after the date of ISO grant and at least one year after the date of exercise, the difference, if any, between the sale price of the shares and the exercise price of the option, is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. In that case, any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one year after the option was exercised.

Restricted Stock. Unless the participant makes a special tax election to recognize its value as income at the time of the grant, restricted stock is taxable to a participant as ordinary income when it becomes vested.

Restricted Stock Units. When shares of common stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is taxable to the participant as ordinary income.

Miscellaneous

Generally, awards granted under the 2021 Plan shall be nontransferable except by will or by the laws of descent and distribution. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time. Awards will be subject to applicable tax withholding requirements and the Compensation Committee may authorize the withholding of shares subject to the award to satisfy required tax withholding. The 2021 Plan will expire ten years after it becomes effective.

New Plan Benefits

If the 2021 Plan is approved by stockholders, awards under the 2021 Plan will be determined by the Compensation Committee in its discretion, and it is therefore not possible to predict the number, name or positions of persons who will benefit from the 2021 Plan, if it is approved by stockholders, or the terms of any such benefits.

Vote Required

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon is required for the approval of the 2021 Plan. An abstention from voting or broker non-vote by a stockholder present in person or represented by proxy at the meeting will not affect the outcome of the matter. The approval of the 2021 Plan is a non-discretionary item. Brokers, banks, and other nominees that do not receive voting instructions from beneficial owners of our common stock may generally not vote on this proposal in their discretion.

The Company intends that the proxy in the form presented will be voted, unless otherwise indicated, for the approval of the 2021 Plan. If no instructions are indicated on such proxy, the shares will be voted “FOR” the approval of the 2021 Plan.

The Board of Directors deems Proposal No. 3 “Approval of the 2021 Equity Incentive Plan” to be in our and our stockholders’ best interests and unanimously recommends a vote “FOR” approval thereof.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Armanino as our independent registered public accounting firm for Fiscal 2022 and has further directed that management submit the selection of an independent registered public accounting firm for ratification by our shareholders at the Annual Meeting. A representative of Armanino will be available by teleconference at the Annual Meeting. He or she will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of Armanino as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Armanino to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of PharmaCyte and its shareholders.

Independent Registered Public Accounting Firm Fees

A summary of the fees billed by our independent audit firm, Armanino, for professional services rendered for the years ended April 30, 2021 and 2020 is set forth below.

Service	2021	2020
Audit Fees	$80,196	$75,121
Quarterly Review Fees	$63,590	$60,106
Tax Fees	$-	$-
All Other Fees	$-	$-
Total	$143,786	$135,227

During the years ended April 30, 2021 and 2020, we paid Armanino $80,196 and $75,121 in annual audit fees, respectively, and $63,590 and $60,106 in quarterly review fees, respectively

Our Audit Committee pre-approves all services to be performed by our independent auditor. All the services listed above have been pre-approved by our Audit Committee.

Audit Committee Report

Our Audit Committee oversees PharmaCyte’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PharmaCyte’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of PharmaCyte’s audited financial statements with U.S. generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Board reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended April 30, 2020, including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In addition, the Board discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16 “Communications with Audit Committees.” The Audit Committee telephonically met with the independent registered public accounting firm to discuss the results of their examinations and the overall quality of PharmaCyte’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee recommended to the Board that the audited financials be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2020. In reliance on the reviews and discussions referred to above, the Board approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended April 30, 2020 filed with the United States Securities and Exchange Commission (“SEC”).

Submitted by the Audit Committee of the Board of Directors,

Michael M. Abecassis, MD

Raymond C.F. Tong, MD

Thomas C.K. Yuen

Thomas Liquard

Vote Required

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon is required for the approval of this proposal. An abstention from voting or broker non-vote by a stockholder present in person or represented by proxy at the meeting will not affect the outcome of the matter. The ratification of the appointment of Armanino as our independent registered public accounting firm for the fiscal year ending April 30, 2022 is a discretionary item. Brokers, banks, and other nominees that do not receive voting instructions from beneficial owners of our common stock may generally vote on this proposal in their discretion. The Company intends that the proxy in the form presented will be voted, unless otherwise indicated, for the ratification of Armanino as our auditors for the fiscal year ending April 30, 2022. If no instructions are indicated on such proxy, the shares will be voted “FOR” the ratification of Armanino as our auditors for the fiscal year ending April 30, 2022.

The Board of Directors deems Proposal No. 4 “Ratification of Appointment of
Independent Registered Accounting Firm” to be in our and our stockholders’
best interests and unanimously recommends a vote

“FOR” approval thereof.

SECURITY OWNERSHIP

The following table sets forth as of April 30, 2021, certain information with respect to the beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors, by each of our Named Executive Officers and by all executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock (1)
Kenneth L. Waggoner, JD, Chairman of the Board, Chief Executive Officer, President and General Counsel	51,150,000	2.12%
Gerald W. Crabtree, PhD, Chief Operating/Scientific Officer and Board Member	23,550,000	0.98%
Carlos A. Trujillo, CPA, Chief Financial Officer and Board Member	26,700,000	1.11%
Thomas Liquard, Board Member	5,000,000	*
Thomas C.K. Yuen, Board Member	5,000,000	*
Michael M. Abecassis, MD, Board Member	6,400,000	*
Raymond C.F. Tong, MD, Board Member	4,000,000	*

All directors and executive officers as a group (7 persons)	121,800,000	4.99%

________________________________

* Indicates percentage is less than 1.0%.

(1)	Percentages based on 2,385,125,674 shares of Common Stock issued and outstanding as of April 30, 2021. Percentages include the option to purchase shares that are unexercised, but which are exercisable within 60 days of April 30, 2021, presented as follows:

Kenneth L. Waggoner, JD	20,250,000
Gerald W. Crabtree, PhD	6,750,000
Carlos A. Trujillo, CPA	13,500,000
Thomas Liquard	2,500,000
Thomas C.K. Yuen	2,500,000
Michael M. Abecassis, MD	3,200,000
Raymond C.F. Tong, MD	2,000,000

The address of all beneficial owners is 23046 Avenida de la Carlota, Suite 600, Laguna Hills, California 92653. Each person has sole voting and investment power with respect to the shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to the Audit Committee for consideration for referral to our Board for its consideration.

We had the following related party transactions during the years ended April 30, 2021 and 2020, respectively.

The Company owns 14.5% of the equity in SG Austria and which is reported on the cost method of accounting. SG Austria has two subsidiaries: (i) Austrianova Singapore Pte. Ltd. (“Austrianova”); and (ii) Austrianova Thailand Company Ltd. The Company purchased products and services from these subsidiaries in the approximate amounts of $211,000 and $153,000 for the years ended April 30, 2021 and 2020, respectively.

In April 2014, the Company entered the Vin-de-Bona Consulting Agreement pursuant to which Vin-de-Bona agreed to provide professional consulting services to the Company. Vin-de-Bona is owned by Prof. Walter H. Günzburg (“Prof. Günzburg”) and Dr. Brian Salmons (“Dr. Salmons”), both of whom are involved in numerous aspects of the Company’s scientific endeavors relating to cancer and diabetes (Prof. Günzburg is the Chairman and Chief Technical Officer of Austrianova, and Dr. Salmons is the Chief Executive Officer and President of Austrianova). The term of the agreement was for 12 months, automatically renewable for successive 12-month terms. After the initial term, either party can terminate the agreement by giving the other party 30 days’ written notice before the effective date of termination. The agreement has been automatically renewed annually. The amounts incurred for the years ended April 30, 2021 and 2020, respectively. were approximately $82,000 and $24,000. In addition, during the year ended April 30, 2021 the Company issued 250,000 shares of common stock to Dr. Salmons to be a member of the Company’s Medical and Scientific Advisory Board. The Company recorded a noncash consulting expense of approximately $5,000 relating to this share issuance for the year ended April 30, 2021.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, as well as some brokers (or other nominees), household the Company’s proxy materials, which means that we or they deliver a single proxy statement or Notice, as applicable, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received Notice from your broker (or other nominee) or from or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you are receiving multiple copies of the proxy statement and wish for only one copy to be delivered to your household in the future, please notify: (i) your broker (or other nominee) if your shares are held in a brokerage or similar account; or (ii) the Company if you hold registered shares in your own name. We will promptly deliver a separate proxy statement to record stockholders upon written or oral request. You can notify us of your instructions by telephone at 917-595-2850 or by sending a written request to:

Corporate Secretary
PharmaCyte Biotech, Inc.
23046 Avenida de la Carlota, Suite 600
Laguna Hills, California 92653

OTHER BUSINESS

We do not know of any matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the person named in the enclosed proxy card will vote the shares represented by proxies in accordance with their best judgment on such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other information with the SEC. You may read and copy any documents filed or furnished by us at the SEC’s website at www.sec.gov. In addition, you may obtain free copies of the documents we file or furnish with the SEC by going to https://ir.pharmacytebiotech.com/all-sec-filings. The SEC filings, other than this Proxy Statement and the documents incorporated by reference, are not part of this Proxy Statement and are not incorporated by reference.

A copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, including financial statements and any financial statement schedules required to be filed in accordance with SEC rules, will be sent without charge to any stockholder of the Company requesting it in writing from: PharmaCyte Biotech, Inc., 23046 Avenida de la Carlota, Suite 600, Laguna Hills, California 92653, Attention: Kenneth L. Waggoner. We also make available, free of charge on our website, all of our filings that are publicly filed on the SEC’s EDGAR website, including Forms 10-K, 10-Q and 8-K, at https://www.pharmacyte.com.

By Order of the Board,

/s/ Kenneth L. Waggoner
Kenneth L. Waggoner
Chairman of the Board, Chief Executive Officer, President and General Counsel

May 5, 2021
Laguna Hills, California

APPENDIX A

ARTICLES AMENDMENT

CERTIFICATE OF AMENDMENT

(pursuant to NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation

of

PharmaCyte Biotech, Inc.

PharmaCyte Biotech, Inc., (“Corporation”), a corporation organized and existing under the laws of the State of Nevada hereby certifies as follows:

1.	The name of the Corporation is PharmaCyte Biotech, Inc.

2.	Article IV of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to provide as follows:

The authorized capital stock of the Corporation is Fifty Billion Ten Million (50,010,000,000) shares, of which Fifty Billion (50,000,000,000) shares, with a par value of $0.0001 per share, shall be designated “Common Stock” and of which Ten Million (10,000,000) shares, with a par value of $0.0001 per share, shall be designated “Preferred Stock.” The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors of the Corporation (“Board”) in its sole discretion, authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(i)	The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(ii)	the voting powers, if any, of the shares of such series and whether such voting powers are full or limited and whether the class will vote with the Common Stock of the Corporation as one class, or otherwise;

(iii)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(iv)	whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

(v)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(vi)	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(vii)	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(viii)	the provisions, if any, of a sinking fund applicable to such series; and

(ix)	any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

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3.	The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is [______]%.

4.	This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this [______] day of [______], 2021.

By:	/s/ Kenneth L. Waggoner
Name:	Kenneth L. Waggoner
Title:	Chief Executive Officer President and General Counsel

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APPENDIX B

2021 Plan

PHARMACYTE BIOTECH, INC.

2021 EQUITY INCENTIVE PLAN

Section 1.               Purpose; Definitions. The purposes of the PharmaCyte Biotech, Inc. 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) are to: (a) enable PharmaCyte Biotech, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)               “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)               “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c)               “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Cash or Other Stock Based Awards made under this Plan.

(d)               “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e)               “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)                “Cash or Other Stock Based Award” means an award that is granted under Section 10.

(g)               “Cause” means (i) the Participant’s refusal to comply with any lawful directive or policy of the Company which refusal is not cured by the Participant within ten (10) days of such written notice from the Company; (ii) the Company’s determination that the Participant has committed any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud against the Company or any Subsidiary or Affiliate; (iii) a material breach by the Participant of any written agreement with or any fiduciary duty owed to any Company or any Subsidiary or Affiliate; (iv) the Participant’s conviction (or the entry of a plea of a nolo contendere or equivalent plea) of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (v) the Participant’s habitual or repeated misuse of, or habitual or repeated performance of the Participant’s duties under the influence of, alcohol, illegally obtained prescription controlled substances or non-prescription controlled substances. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.

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(h)               “Change in Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(h)(i), Section 1(h)(iii), Section 1(h)(iv) or Section 1(h)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company; or (vi) such other event deemed to constitute a “Change in Control” by the Board.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

(i)                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j)                 “Committee” means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director.

(k)               “Director” means a member of the Board.

(l)                 “Disability” means a condition rendering a Participant Disabled.

(m)             “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(n)               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)               “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, the Fair Market Value will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(p)               “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

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(q)               “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(r)                “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(s)                “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(t)                 “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(u)               “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(v)               “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(w)             “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(x)               “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(y)               “Shares” means shares of the Company’s common stock, par value $.0001, subject to substitution or adjustment as provided in Section 3(d) hereof.

(z)               “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.

(aa)            “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2.               Administration. The Plan shall be administered by the Committee; provided that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)               select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)               determine the type of Award to be granted;

(c)               determine the number of Shares, if any, to be covered by each Award;

(d)               establish the other terms and conditions of each Award;

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(e)               approve forms of agreements (including Award Agreements) for use under the Plan; and

(f)                modify or amend each Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

To the extent permitted by Applicable Law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Section 3.               Shares Subject to the Plan.

(a)               Shares Subject to the Plan. Subject to adjustment as provided in Section 3(d) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is 250,000,000 (the “Plan Limit”). Subject to adjustment as provided in Section 3(d) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 250,000,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any Shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

(b)               Effect of the Expiration or Termination of Awards. If and to the extent that an Option or a Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan.

(c)               Shares Withheld in Satisfaction of Taxes or Exercise Price. Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will not again become available for grant under the Plan.

(d)               Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

(e)               Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)                 cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

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(ii)              cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;

(iii)            cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv)             cancel any Award in exchange for a substitute award;

(v)               redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi)             cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value on the date of the Change in Control and the exercise price of that Option or the base price of the Stock Appreciation Right; provided, that if the Fair Market Value on the date of the Change in Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or

(vii)          take such other action as the Committee determines to be appropriate under the circumstances.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Notwithstanding any provision of this Section 3(e), in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 3(e) to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.

(f)                Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have employees, directors and consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Committee, in its sole discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, directors and consultants outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a); and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

Section 4.               Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

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Section 5.               Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a)               Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value on the date of the grant.

(b)               Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option.

(c)               Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine in its sole discretion (the “Vesting Conditions”). The Committee may provide in the terms of an Award Agreement that the Participant may exercise the unvested portion of an Option in whole or in part in exchange for shares of Restricted Stock subject to the same vesting terms as the portion of the Option so exercised. Restricted Stock acquired upon the exercise of an unvested Option shall be subject to such additional terms and conditions as determined by the Committee.

(d)               Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price and any taxes required to be withheld in connection with such exercise, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or by means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value over (b) the Option exercise price, divided by (B) the then current Fair Market Value.

An Option will not confer upon the Participant any of the rights or privileges of a stockholder in the Company unless and until the Participant exercises the Option in accordance with the paragraph above and is issued Shares pursuant to such exercise.

(e)               Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

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(f)                Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 6.               Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of the underlying common stock of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 7.               Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a)               Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b)               Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c)               Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause or if a Participant resigns at a time that there was a Cause basis for such Participant’s termination: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)               Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

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Section 8.               Restricted Stock.

(a)               Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.

(b)               Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)               Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i)                 During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.

(ii)              While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)            Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Section 9.               Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing a Restricted Stock Unit shall set forth the Vesting Conditions and time and form of payment with respect to such Award. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder; provided, however, that an Award Agreement may provide for the inclusion of dividend equivalent payments or unit credits with respect to the Award in the discretion of the Committee. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

B-8

Section 10.           Cash or Other Stock Based Awards. Subject to the other terms of the Plan, the Committee may grant Cash or Other Stock Based Awards (including Awards to receive unrestricted Shares or immediate cash payments) to eligible individuals. The Award Agreement evidencing a Cash or Other Stock Based Award shall set forth the terms and conditions of such Cash or Other Stock Based Award, including, as applicable, the term, any exercise or purchase price, performance goals, Vesting Conditions and other terms and conditions. Payment in respect of a Cash or Other Stock Based Award may be made in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

Section 11.           Amendments and Termination. Subject to any stockholder approval that may be required under Applicable Law, the Plan may be amended or terminated at any time or from time to time by the Board.

Section 12.           Prohibition on Repricing Programs. Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining stockholder approval.

Section 13.           Conditions Upon Grant of Awards and Issuance of Shares.

(a)               The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)               No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.

Section 14.           Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

B-9

Section 15.           Withholding of Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. To the extent authorized by the Committee, the required tax withholding may be satisfied by the withholding of Shares subject to the Award based on the Fair Market Value on the date of withholding, but in any case not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 16.           Liability of Company.

(a)               Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b)               Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

Section 17.           General Provisions.

(a)               The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.

(b)               The Awards shall be subject to the Company’s stock ownership policies, as in effect from time to time.

(c)               All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)               Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(e)               Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(f)                The Awards (whether vested or unvested) shall be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

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Section 18.           Effective Date of Plan. The Plan will become effective upon its approval by the stockholders of the Company in accordance with applicable law (the “Effective Date”).

Section 19.           Term of Plan. Unless the Plan shall theretofore have been terminated in accordance with Section 11, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

Section 20.           Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 21.           Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Nevada, without regard to the application of the principles of conflicts of laws.

Section 22.           Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

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APPENDIX C

Proxy Card

C-1

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PMCB2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D52664-P55967

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHARMACYTE BIOTECH, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees: To be elected for terms expiring in 2022:

01) Kenneth L. Waggoner, JD
02) Gerald W. Crabtree, PhD
03) Thomas Liquard
04) Thomas C. K. Yuen
05) Michael M. Abecassis, MD
06) Raymond C.F. Tong, MD
07) Carlos A. Trujillo, CPA

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy revokes any proxy to vote such shares at the Annual Meeting heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the notice.

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

C-2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and First Quarter Material are available at www.proxyvote.com.

D52665-P55967

PHARMACYTE BIOTECH, INC.
REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of PharmaCyte Biotech, Inc. (the "Company") hereby revokes all previously granted proxies and appoints Kenneth L. Waggoner and Carlos A. Trujillo, or either of them, as his/her/its attorney, agent and proxy, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as the undersigned has designated on the reverse side of this ballot all the shares of common stock of the undersigned at the Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held virtually at www.virtualshareholdermeeting.com/PMCB2021 on Wednesday, June 16, 2021 at 11:00 a.m., Pacific Daylight Time and at any and all postponements or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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